DATED THIS 11 **DAY OF** JULY **2023**

BETWEEN

CANGGIH PESAKA SDN BHD
(COMPANY NO.: 200401010592 [649095-V])
("THE LANDLORD")

AND

AGAPE SUPERIOR LIVING SDN BHD
(COMPANY NO.: 200301021968 [624388-V])
("THE TENANT")

(LOT 1605 - 1606, 16TH FLOOR, TOWER 2)

01ST SEPTEMBER 2023 – 31ST AUGUST 2026

TENANCY AGREEMENT

TENANCY AGREEMENT

THIS TENANCY is made the 11 day of July 2023 Between the following parties upon the following terms and conditions.

ITEM	PARTICULARS		
1.1	The Landlord	:	**CANGGIH PESAKA SDN. BHD.**
	Company No.	:	200401010592 [649095-V]
	Address	:	Lot 201C, Second Floor, Faber Towers, Jalan Desa Bahagia, Taman Desa, 58100 Kuala Lumpur.
	Tel No.	:	03-7980 1311
	Fax No.	:	03-7980 1310
1.2	The Tenant	:	**AGAPE SUPERIOR LIVING SDN BHD**
	Company No.	:	200301021968 [624388-V]
	Address	:	Lot B12, 1st Floor, Block B, Plaza Pekeliling, Jalan Tun Razak, 50400 Kuala Lumpur
	Tel No.	:	03-4042 4199
1.2A	The Guarantor	:	**DATO' SRI HOW KOK CHOONG**
	NRIC No.	:	631231-06-5057
	Address	:	260, Jalan Impian Gemilang, Saujana Impian, 43000 Kajang Selangor
1.3	Rent	:	i) 1st year (1 September 2023 to 31 August 2024): **Ringgit Malaysia Seventeen Thousand Five Hundred Fifty Eight and Cents Forty (RM17,558.40)** only per month. ii) 2nd year & 3rd year (1 September 2024 to 31 August 2026): **Ringgit Malaysia Seventeen Thousand Eight Hundred and Fifty Six (RM17,856.00)** only per month. [inclusive of the monthly service charge of **Ringgit Malaysia One Thousand Six Hundred Eighty Three and Cents Seventy Six (RM1,683.76)** only subject to the Landlord's right to increase the service charge amount payable by the Tenant as shall be deem appropriate from time to time and at any time by the Landlord] payable on or before the 7th day of each calendar month or whatever percentage which implied by the Government. "If as a result of introduction of new laws, there are new or additional tax(es), fees and/or charges in relation to this Agreement being imposed, such tax(es), fees and/or charges shall be fully borne by you. You shall indemnify and keep the Landlord indemnified against any claims by any third party against the Landlord as a result of non-payment of such tax(es), fees and/or charges or any part thereof by you."
1.4	Premises	:	Lot 1605-1606, 16th Floor, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, 58100 Kuala Lumpur with a total floor area of **5,952** square feet. A copy of the Floor Plan to the Premises is attached herewith under Annexure A.
1.5	Term	:	**Three (3) years.**

1.6(A)	Tenancy Commencement Date:	**1st September, 2023**
1.6(B)	Rental Commencement Date:	**1st September, 2023**
1.6(C)	Expiry Date :	**31st August, 2026**
1.7	Advanced Rent :	**Not applicable.**
1.8	Security Deposit :	**Ringgit Malaysia Fifty Three Thousand Five Hundred and Sixty Eight (RM53,568.00) only,** being three (3) months' rent & service charge.
1.9	Utility Deposit :	**Ringgit Malaysia Eight Thousand Nine Hundred and Twenty Eight (RM8,928.00) only.**
	Access Card Deposit:	Not Applicable
	Reinstatement Deposit:	Not Applicable
1.10	Usage :	Office use only.
1.11	Option to renew :	Not Applicable
1.12	Rent upon renewal :	To be based upon prevailing market rate shall be renegotiated and to be agreed by both parties.

W H E R E A S :

1. The Landlord is the registered proprietor of all that property, the particulars whereof are detailed in **Item 1.4** (hereinafter referred to as "the Premises").

2. The Tenant is desirous of renting the Premises and the Landlord is willing to let the same subject to the terms and conditions hereinafter contained.

3. This Tenancy Agreement embodies the entire agreement between the Landlord, the Tenant and the Guarantor and shall supersede all prior negotiations or agreements between the parties hereto, whether written or oral.

2. DEFINITIONS

2.1 Appropriate Authority' means any governmental, semi or quasi governmental and/or statutory departments, agencies or bodies (including but not limited to privatised corporations responsible for the supply of utilities and/or provision of services) having jurisdiction from time to time and at any time over the relevant matter;

2.2 'Building' means the building or buildings in which the Premises are situated;

2.3 'Common Areas' means so much of the Land/Building that is excluded from the individual commercial parcels of lots provided by the Landlord from time to time at the Landlord's sole and absolute discretion, and includes (but without limiting the generality thereof) pedestrian ways, concourses, circulation areas, entrances, lobbies, stairways, landings, passages, corridors, elevators,

loading bays, ramps and lifts, service roads, forecourts and other ways for common use by the tenants, and occupiers of the Building or persons expressly or by implication authorized by them which are not demised or intended to be demised by the Landlord directly to the Tenant or to any other tenants;

2.4 'Insured Risks' means fire and such other risks as the Landlord from time to time in its absolute discretion may think fit to insure against;

2.5 'Land' means all that piece of land held under Geran 15134 Lot 51566 Mukim and Daerah Kuala Lumpur and Negeri Wilayah Persekutuan KL in which the Building is erected on.

2.6 'Pipes' means all pipes sewers drains mains ducts conduits gutters watercourses, wires cables channels flues and all other conducting media and includes any fixings louvres cowls and any other ancillary apparatus which are in on or under or which serve the Premises;

2.7 'Premises' means the individual commercial parcels comprised in the Building forming the subject matter of the Tenancy more particularly described in Item 1.4 above and held under Strata Title Geran 15134/M1-B/17/137, No. Bangunan M1-B, No. Tingkat 17, No. Petak 137, Mukim Kuala Lumpur and State of Wilayah Persekutuan Kuala Lumpur

2.8 'Property Manager' means any person or firm appointed by or acting for the Landlord including an employee of the Landlord and the person or firm appointed by the Landlord to collect Rent and/or to perform any functions as may be directed by the Landlord from time to time and at any time;

2.9 'Renovations' means the installation of fixtures, fittings and finishes in the Premises and/or alterations, renovation and/or additions whether structural or otherwise to the Premises to be conducted in accordance with the terms and conditions set out in this Tenancy and/or such other additional terms and conditions the Landlord may impose;

2.10 'Tenancy' means this Tenancy Agreement including any Schedules, Appendices and Annexures hereto;

3. INTERPRETATION

3.1 The expression 'the Landlord' and 'the Tenant' include their respective heirs personal representatives successors in title or assigns;

3.2 Where the Landlord and the Tenant are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally;

3.3 Words importing one gender include all other genders and words importing the singular include the plural and vice versa;

3.4 The expression 'the Premises' includes:

3.4.1 all additions and improvements to the Premises;

3.4.2 all the Landlord's fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the Premises or otherwise) except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the Premises;

3.4.3 all Pipes in on under or over the Premises; but such expression includes no air space above the height of the top of the Building/ Premises and references to 'the Premises' in the absence of any provision to the contrary include any part or parts of the Premises;

3.5 The expression 'the Term' includes the initial Term stated in Item 1.5 above and any period of extension or continuance of the initial Term pursuant to the terms of this Agreement;

3.6 References to any right of the Landlord to have access to the Premises shall be construed as extending to all persons authorised by the Landlord including agents professional advisers contractor workmen Property Manager and others;

3.7 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation to use reasonable endeavours not to permit or suffer such act or thing to be done by another persons present at the Premises;

3.8 The headings do not form part of this Tenancy and shall not be taken into account in its construction or interpretation.

4. TENANCY

4.1 Subject to the stipulations, terms and conditions hereinafter contained, the Landlord as stated in Item 1.1 above grants and the Tenant as stated in Item 1.2 above accepts, a tenancy of the Premises for the Term commencing from the Commencement Date as stated in Item 1.6(A) above and expiring on the Expiry Date of the Term as stated in Item 1.6(C) above, at the Rent as stated in Item 1.3 above, payable without any deductions whatsoever.

5. THE TENANT'S COVENANTS

The Tenant agrees, confirms and covenants with the Landlord as follows :-

5.1 Rent

5.1.1 The gross rent and all such taxes abovementioned (if applicable) in respect of the Premises on the Tenancy & Rental Commencement Date shall be due and payable in advance on the Tenancy & Rental Commencement Date. The subsequent gross rent and other taxes abovementioned (if applicable) in respect of the Premises shall be payable monthly in advance on or before the seventh (7th) day of each and every calendar month commencing from the first calendar month immediately after the Rental Commencement Date without any deductions counterclaims or set-off, whether or not formally or legally demanded.

5.1.2 Nothing in Clause 5.1.1 shall entitle the Tenant to withhold or delay the payment of Rent and/or whatsoever sums due and payable under this Tenancy after the date which they fall due or in any way prejudice, affect or derogate from the rights of the Landlord in relation to such non-payment including under the proviso for re-entry contained in this Tenancy.

5.2 Deposits

5.2.1 To pay the Security Deposit, Utilities Deposit, Reinstatement Deposit as stated in Item 1.8 above (hereinafter jointly referred to as "the Deposits") to the Landlord upon the execution of this Tenancy.

5.2.2 In the event of the Tenant terminating the tenancy hereby granted during the initial Term at any time before its expiry by effluxion of time without the prior consent in writing of the Landlord the Deposits shall be forfeited by the Landlord absolutely but without prejudice to the Landlord's rights referred to in Clause 5.14 hereunder or the Landlord's right to claim in addition thereto damages against the Tenant for breach of this Tenancy.

5.2.3 The Deposit shall be as security for the due observance and performance of the terms of this Tenancy and shall be maintained at the amounts specified during the Term and shall not be treated as rent. The Landlord further reserves the right to increase the Security Deposit in the event the Tenant defaulted in the payment of Rent in accordance to Clause 5.1.1.

5.2.4 In the event the rate for the utilities supplied to the Premises is increased by the Appropriate Authorities OR the cost of the consumption of such utilities at the Premises during any month exceeds the Utilities Deposit, the Landlord shall be entitled to request for a reasonable increase in the Utilities Deposit and the Tenant shall forthwith pay to the Landlord such additional sum.

5.2.5 The Reinstatement Deposit and or Security Deposit shall be as security for the due performance by the Tenant to restore the Premises to its original condition at the expiration or sooner determination of this Agreement. Without prejudice to any other rights of the Landlord under this Agreement or at law, the Landlord shall be entitled to forfeit the Reinstatement Deposit and or the Security Deposit in its absolute discretion in the event the Tenant fails to restore the Premises to its original condition at the expiration or sooner determination of this Agreement. In the event the Tenant shall fail to do so, the Landlord shall be entitled to carry out such reinstatement works wherein all such costs and expenses incurred therein by the Landlord in excess of the Reinstatement Deposit and or the Security Deposit shall be paid by the Tenant to the Landlord within seven (7) days from the date of the Landlord's demand.

5.3 **Advanced Rent**

Not Appliable.

5.4 **Electricity, water and other services consumed**

5.4.1 Electricity and Water

To make prompt and direct payment to the Appropriate Authority and landlord as the case may be, all charges for electricity and water consumed on or supplied to the Premises during the Term upon receipt of the monthly bills of all charges incurred for electricity (based on the relevant authority's bill) and water consumed at a minimum monthly charge of RM20.00 per lot (Ringgit Malaysia : Twenty Only) or as per meter reading, whichever is higher, on or supplied to the Premises and the Tenant shall in the event of the termination, disconnection or suspension of such electricity and water supply by reason of the Tenant's non-payment or late payment of such monthly charges tenant be solely liable for the entire cost of reinstatement and re-connection of such supply to the Premises and other costs and expenses whatsoever due and payable.

The Tenant shall apply for and procure in the Tenant's name the supply of electricity to the Premises from the Appropriate Authority to install a separate meter to record the supply of electricity to or consumed by the Premise and shall pay all connection charges and deposits as required thereto upon the execution of this Agreement.

5.4.2 Telecommunication

5.4.2.1 The Tenant shall install at its own cost and expenses all telecommunication as the Tenant may require in such manner that the wires shall not run across the floor or ceiling or along the walls of the Premises in a visible manner and shall be concealed in the appropriate ducts for the purposes and such works shall be carried out by workmen of contractors approved by the Appropriate Authority

or in the absence of such workmen by the contractor nominated by the Landlord.

5.4.2.2 The Tenant shall during the Term make prompt payment to the Appropriate Authority upon receipt of notice of charges in respect of all telephone and related charges payable in respect of the Premises.

5.4.3 Indah Water Consortium Charges

To pay to the Appropriate Authority OR to indemnify the Landlord against all Indah Water Consortium Charges at RM 0.11 per share unit.

5.5 **Repair and cleaning**

During the Term and so long as the Tenant shall remain in possession or occupation of the Premises:-

5.5.1 to keep the whole of the Premises including the flooring, walls, interior plasters or other surface material, and all fixtures therein including the doors, windows, display windows, wires installations and fittings in a tenantable condition and good repair excepting damages caused by an Insured Risk other than where the insurance money is irrecoverable in consequences of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control;

5.5.2 to replace from time to time the Landlord's fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term.

5.5.3 the Tenant shall from time to time make good any breakage to the Premises which may be or become beyond repair at any time during or at the expiration of the Term;

5.5.4 to clean the Premises and keep it in a clean and hygienic condition free from dust and refuse and to take such measures to prevent infestation by vermin, rodents pests and/or insects. In the event that the Landlord shall employ any persons for the purpose of cleaning the Premises, the Tenant shall pay the cost incurred by the Landlord in employing such persons within seven (7) days of the date a written notice from the Landlord notifying the Tenant of the sum payable. The Tenant agrees that the amount payable as specified in the Landlord's notice shall be final and conclusive in the absence of manifest error. In the event the Tenant engages its own cleaners or maids to attend to the cleaning of the Premises, such cleaners or maids must be persons approved by the Landlord;

5.5.5 the Tenant shall allow the person or persons for the time being having the contract for the cleaning of the said Building and his or its servants, employees and workmen free ingress and egress to the Premises for the purposes of cleaning the external surface of the windows thereof during business hours;

5.5.6 to store and keep all trade waste, refuse, rubbish, trash and garbage in proper receptacles and shall dispose all trade waste, refuse, rubbish, trash and garbage of whatsoever nature at the appropriate rubbish bins or garbage disposal facilities provided by the Landlord and that the Tenant shall take all reasonable steps to ensure that the Common Areas are not littered in the process of such disposal;

5.5.7 the Tenant shall not use the passenger lifts, if any, for the transportation of refuse, waste, trash and garbage of whatsoever nature and shall convey or carry the same for disposal at the appropriate rubbish disposal bins or facilities provided by the Landlord and the Tenant shall take all reasonable steps not to litter the Common Areas in the process of the said disposal;

5.5.8 the Tenant shall not place or leave in the entrances, stairways, lifts, passages or corridors of the Building any boxes, rubbish, refuse, waste, garbage, trash or otherwise encumber or obstruct the same;

5.5.9 not to burn rubbish or waste in the Premises or the Common Areas or any part thereof;

5.5.10 to properly paint the interior of the Premises serving the floor of the Premises before the surrender or termination of this Tenancy;

5.5.11 not to cause any land roads or pavements abutting the Premises to be untidy or in a dirty condition and in particular (but without prejudice to the generality of the above) not to deposit on them refuse of other materials;

5.5.12 where the use of Pipes boundary structures or other things is common to the Premises and other property, to be responsible for and to indemnify the Landlord against all claims, losses, damages arising thereto as a result of the Tenant's act, omission and/or neglect and to undertake all work arising thereafter that is the responsibility of the owner lessee or occupier of the Premises and the property in relation to those Pipes or other things;

5.5.13 to give prompt notice in writing of any accident or defect or want of repair in any services to or fixtures and fittings in the Premises and of any circumstances likely to be or cause any danger, risk or hazard to the Premises or to the Building or any person therein;

5.5.14 to maintain, repair and keep the mail box and access card to the Premises in good clean working condition, order and condition. In the event the mail box or access card is lost or damage, the Tenant shall bear all cost of replacement for each lost or damaged mail box and/or access card as shall be determined by the Landlord;

5.5.15 to maintain and repair all lightings as well as to change when required all light bulbs to the lightings in the Premises.

5.6 **<u>Renovations and alterations to the Premises</u>**

5.6.1 Subject to Clause 5.6.2 below, shall not without the written consent of the Landlord:-

5.6.1.1 make any addition to the Premises;
5.6.1.2 unite the Premises with any adjoining premises;
5.6.1.3 make any alteration and/or conduct any Renovations whether structural or otherwise to the Premises save as permitted by the written consent of the Landlord and the Appropriate Authorities or local council, if applicable.

5.6.2 Not to proceed with any Renovations unless the consent of the Appropriate Authority, Property Manager and/or the relevant authorities shall have been obtained and produced to the Landlord.

5.6.3 Prior to any Renovations whatsoever to the Premises, the Tenant shall lodge a deposit sum to be determined by the Landlord, with the Landlord which said deposit sum shall be refunded to the Tenant upon the satisfaction of the Landlord and/or the Property Manager that all constructions debris have been removed and any damage done by the Tenant, its servants and /or agents to the Premises have been made good.

5.6.4 The Tenant shall at its sole cost and expense forthwith repair and make good any damage done by the Tenant, its servants or agents to the Premises and/or the Common Areas and/or the passenger or service lifts while carrying out such Renovations.

5.6.5 Save and except with the consent of the Landlord, to remove all additional buildings additions alterations or improvements made to the Premises at the expiration or earlier determination of the Term and to make good any part or parts of the Premises which may be damaged by such removal.

5.6.6 Not to make connection with the Pipes that serve the Premises otherwise than in accordance with plans and specifications approved by the Landlord subject to consent to make such connection having previously been obtained from the Appropriate Authority.

5.6.7 Where such Renovations in or to the Premises are permitted, the Tenant shall bear all costs and expenses thereof including the costs of obtaining all approvals from the Appropriate Authority, the Property Manager and/or the relevant authorities.

5.6.8 In the event the Landlord is required by the Appropriate Authority to upgrade the Building or any structures partitions or installations therein, the Tenant hereby undertakes that it will forthwith at its own cost and expense comply with such requirements in relation to the inter-tenant partitions and fixtures and fittings which were installed or erected by the Tenant in the Premises.

5.6.9 The Tenant acknowledges and consents to the Landlord conducting relevant renovations/alterations/improvements to the Premises and/or the Building at any time during the continuance of this Tenancy and all other situations and rights as stipulated therein under Clause 12 herein. The Tenant shall allow the Landlord and/or its servants, employees and workmen unlimited and free access at all times during the continuance of this Tenancy to enter, pass through and exit [ingress and egress] to the Premises for the purposes of conducting the said relevant renovations/alterations/improvements to the Premises and/or the Building.

5.7 **Aerials, signs and advertisements**

5.7.1 At all times to maintain a suitable sign of a size and kind pre-approved in writing by the Landlord showing the Tenant's corporate trading name.

5.7.2 Not to erect any pole mast or wire (whether in connection with the telegraphic radio or television communication or otherwise) upon the Premises.

5.7.3 Not to affix to or exhibit on the outside of the Building/ Premises or through any window of the Building/ Premises nor display anywhere on the Premises any placard sign notice fascia board or advertisement except any sign relating to the name of the Tenant and the nature of the trade, business and profession carried on by the Tenant permitted by virtue of any consent given by the Landlord.

5.7.4 Not to erect or install any sign, device, furnishing, ornament or object or television or other aerial which is visible from the street or from any other building and which in the opinion of the Landlord, is incongruous or unsightly or may detract from the general appearance of the Building and not to install or cause to be installed any air-conditioning unit, fan or whatsoever which protrudes out of the external walls of the Building.

5.8 **Statutory obligations**

5.8.1 Not to do in, upon or near the Premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses.

5.8.2 Without prejudice to the generality of the above, to comply in all respects with the provision of any statutes and any other obligations imposed by law or by any bylaws

applicable to the Building/Premises or in regard to carrying on the trade or business for the time being carried on the Premises.

5.9 **Access of Landlord and notice to repair**

5.9.1 To permit, upon reasonable notice, the Landlord to enter upon the Premises for the purpose of :-

5.9.1.1 viewing the state of repair and condition of the Premises and to do such works and things as may be required for any repairs alterations or improvements to the Premises; and

5.9.1.2 to ascertain that the covenants and conditions of this Tenancy have been observed and performed and to give to the Tenant (or leave upon the Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this Tenancy and to request the Tenant immediately to execute the same.

5.9.2 Immediately repair, cleanse and maintain the Premises as required by the Landlord under the notice referred to in Clause 5.9.1.2 above.

5.9.3 If within fourteen (14) days of service of such notice the Tenant shall not have commenced or proceed diligently with the execution of the work referred to in the notice or fail to complete the work within one (1) month from the date of the notice, to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the cost of so doing and all expenses incurred by the Landlord (including the legal costs and surveyor's fees) within fourteen (14) days of a written demand.

5.10 **Alienation**

5.10.1 Not to hold on trust for another or part with the possession of the whole or any part or parts of the Premises or permit another to occupy the whole or any part or parts of the Premises.

5.10.2 Not to assign, sub-let or part with the whole or any part of the Premises without the prior written consent of the Landlord and which said consent shall be at the Landlord's sole discretion.

5.10.3 Notwithstanding the provisions of Clauses 5.10.1 and 5.10.2 above, in the event the Tenant assigning, sub-letting or parting with possession or use of the Premises or any part thereof, the Landlord may without prejudice to any of its rights under this Tenancy collect from any assignee, sub-lessee or other person in possession of the Premises or any part thereof all rent and other monies payable in respect of the Premises or any part thereof provided further that such collection of rent and other moneys as aforesaid shall not be deemed to acceptance by the Landlord of such person as assignee, sub-lessee, tenant or occupier of the Premises or part thereof.

5.11 **Nuisance etc**

5.11.1 Not to do nor allow to remain upon the Premises anything which may be or become or cause a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of adjacent or neighbouring premises.

5.11.2 Not to use the Premises for a sale by auction.

5.11.3 Not to use the Premises or any part thereof for carrying on any business which causes the accumulation of dirt, rubbish or debris of any sort in or outside the Premises or which

causes an unreasonable amount of noise or which, in the opinion of the Landlord, is undesirable and/or unsuitable for the tenants or occupiers of adjoining buildings and not to place or leave in the entrance or corridors of the Premises, any boxes or rubbish or otherwise encumber the same.

5.12 **User**

5.12.1 Not to use the Premises as sleeping accommodation, funeral parlour or for residential purposes.

5.12.2 Not to use or cause to be used the Premises for purposes other than stated in Item 1.9 above.

5.12.3 Not to use the Premises or any part or parts thereof for any illegal or immoral purpose or anything which may contravene any laws, bylaws, acts, ordinances, enactments or regulations made by the Government, local council or any other authority affecting the Premises.

5.12.4 Not to bring or store or permit or suffer to be brought or stored on the Premises or any part of the Premises arms, ammunitions or unlawful goods, gunpowder, saltpetre, kerosene or any combustible substance or any goods which, in the opinion of the Landlord, are of noxious or dangerous or hazardous nature.

5.12.5 Not to use the Premises or any part or parts of the Building for purposes which would be a nuisance, grievance, damage, disturbance, annoyance or in any way interfere with the quiet enjoyment of adjacent tenants, owners, occupiers of the Building or persons otherwise lawfully therein.

5.12.6 Not to erect an altar or place of worship or burn incense or any object of religious significance in the Premises or in any area within the said Building.

5.12.7 Not to use or permit the Common Areas or any part thereof to be used for any business or commercial purposes or the display of advertisement of any goods or services except with the consent in writing of the Landlord.

5.13 **Landlord's costs**

To pay to the Landlord on an indemnity basis all costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to the counsel and solicitors) properly and reasonably incurred by the Landlord in relation to or incidental to the preparation, execution and stamping of this Tenancy and any legal proceedings taken against the Tenant in respect of any breach of the terms and conditions of this Tenancy including the recovery or attempted recovery of arrears of rent or other sums due from the Tenant.

5.14 **Indemnities**

To be responsible for and to keep the Landlord fully indemnified against all damages, losses, costs, expenses, actions, suits, demands, proceedings, claims and liabilities made against or suffered or incurred by the Landlord (including those payable to solicitors) arising out of :-

5.14.1 any act, omission or negligence of the Tenant, its servants, agents, invitees and/or licensees or any persons at the Premises expressly or impliedly with the Tenant's authority; or

5.14.2 any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Tenancy including the recovery or attempted recovery of arrears of rent or other sums due from the Tenant.

5.15 **Reletting boards**

To permit the Landlord at any time during the last three (3) months of the Term and any time thereafter (or sooner if the Rent or any part of them shall be arrears and unpaid for more than a month) unless the Tenant shall be entitled to a new tenancy of the Premises, to enter upon the Premises and affix and retain anywhere upon the Premises a notice for re-letting the Premises and during such period to permit persons with the written authority of the Landlord or its agent at reasonable times of the day to view the Premises.

5.16 **Statutory notices etc**

To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within seven (7) days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order and at the request of the Landlord but at the cost of the Tenant to make or joint with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem expedient.

5.17 **Sale etc**

To permit upon reasonable notice at any time during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord's reversion or of any other interest superior to the Term to view the Premises without interruption provided they are authorised in writing by the Landlord or its agents.

5.18 **Landlord's rights**

To permit the Landlord at all times during the term to exercise without interruption or interference any of the rights granted to it by virtue of the provision of this Tenancy.

5.19 **Yield up**

At expiration or earlier determination of the Term:-

5.19.1 to return all such keys for locks on doors or other openings of the Premises to the Landlord and during the Term of the Tenancy, not to permit at any time the same to come into possession or control of any person other than the Tenant's authorised employees or agents; and

5.19.2 to remove all signs erected by the Tenant in upon or near the Premises and immediately to make good any damage caused by such removal failing which the Landlord shall make good the damage and deduct the cost of so doing from the Security Deposit.

In the event that the Tenant continues to remain in occupation of the Premises and fails to surrender or yield up unto the Landlord the whole of the Premises or any part thereof or fails to remove all its goods (which expression where hereinafter used shall include personal property of every description) from the Premises upon the expiry of the Tenancy Term herein stated, without prejudice to the Landlord's other rights herein contained the Tenant shall be liable to pay to the Landlord as agreed liquidated damages and not as penalty a sum equivalent to two (2) times of the daily rent. All costs and expenses (including legal costs on a solicitor and client basis) incurred by the Landlord in bringing an action for re-possession shall be borne by the Tenant, and the landlord may recover the same from the Tenant forthwith. The Tenant also agrees and undertakes to indemnify the Landlord against all actions, claims, demands, loss, damages, costs and expenses for which the Landlord shall become liable for as a result of the Tenant's failure to surrender the Premises.

5.20 **Security of the Premises**

5.20.1 The Tenant shall use its best endeavours to protect and keep safe the Premises and any property contained therein from theft or robbery when the Premises are not in use and shall comply with all directions given and rules laid down by the Landlord and/or the Property Manager as to the use of any keys supplied to the Tenant for purposes of gaining entrance, leaving or remaining in the said Building and the Premises at times when doors giving access to the Premises are locked, It is hereby agreed by the Tenant that any breach or non-observance by the Tenant, its employees or agents of any such directions or rules shall constitute a breach by the Tenant of its covenants under this Tenancy and without prejudice to the Landlord's rights and remedies arising from such breach, shall entitle the Landlord thereafter to deny access to or right to use or occupy the Premises at any time when the doors giving access to the Building are locked.

5.20.2 All doors, windows and other openings of the Premises shall be securely fastened on all occasions when the Premises is left unoccupied and the Landlord, by its agents, employees and servants, reserve the right to enter and fasten the same.

5.20.3 In the event of any accident, casualty or damage, theft or burglary which may have occurred on the Premises, the Tenant shall give to the Landlord prompt notice in writing of the same. Further, the Tenant shall immediately lodge a police report and furnish a copy of such report to the Landlord.

5.21 **No Collective Representation**

The Tenant shall not enter into arrangement or agreement with the other tenants and/or occupiers of the Building to form an association or grouping for the purposes of organizing any collective actions and/or demonstration affecting the Building.

5.22 **Car Park**

Not applicable.

5.23 **Prohibition on using name of Building**

The Tenant shall not without the prior written consent of the Landlord use the name of the Building or any picture or likeness of the Building or the Premises in its registered or trading name for any advertising or purpose other than as the address and place of business of the Tenant PROVIDED THAT the Tenant shall be entitled to incorporate reference to, illustration and sketches of the Building in any dockets, vouchers, catalogues, advertisements or sale promotional material relating to the business carried on by it in the Building.

5.24 **Service Charge**

5.24.1 The Tenant acknowledges that the manner in which the operating expenses are incurred or to be incurred and the manner in which the service charge is utilised by the Landlord in relation to the Premises/Building shall be in the Landlord's absolute discretion and nothing herein contained shall be construed as conferring upon the Tenant any right to demand any services from the Landlord or otherwise to have any say in respect of the conduct, control, management or supervision of the Premises/Building.

5.24.2 The Tenant acknowledges and consent to the Landlord being entitled at the Landlord's discretion from time to time to increase the service charge by notice in writing to the Tenant wherein increased Service Charge shall be payable as form the date specified in the notice.

5.25 **Maintaining and Servicing of the Air-Conditioning Unit (where applicable)**

The Tenant agrees to maintain the air-conditioning servicing on every 6 months from the date of the tenancy commencement date, repair as and when needed and ensure the air-conditioning set is in good functioning disposition. If the tenant fails to comply, as the when needed the Landlord shall appoint the servicing contractors to perform the relevant servicing or repair without further reference to the Tenant. The Tenant has to pay to the Landlord on an indemnity basis all cost, fees, disbursements and expenses properly and reasonably incurred by the landlord in relation to or incidental to in carrying out the servicing and repair including any legal proceedings (if there is) taken against the Tenant in respect of any breach of this Clause 5.25.

5.26 **Keyholders**

The Tenant shall ensure that at all times the Landlord has written notice of the name, home address and the contact number of at least two (2) keyholders of the Premises.

5.27 **Compliance with the House Rules**

The Tenant shall at all times observe and comply with the terms and conditions stipulated in House Rules of the Premises/Building as annexed hereto under Annexure B respectively and to such variation, addition, amendment and/or deletion to the said terms and conditions as shall be varied, added, amended and/or deleted by the Landlord from time to time. The Tenant acknowledged agrees and declare that failure of the Tenant to comply with any such terms and conditions therein the House Rules as may from time to time be in force shall constitute a material breach of the terms of this Agreement in the same manner as if the House Rules were contained herein as covenants. The Tenant hereby acknowledges that the Landlord shall not be liable for any loss or damage caused by any failure on the part of the Landlord to enforce the terms and conditions of the House Rules against any other person who may be bound by them in the Building.

5.28 **Lighting**

The Tenant shall ensure that the lighting equipment and other electrical equipment of the Premises shall at all times be operated by license electricians or other competent persons employed by the Tenant for that purpose and no other person whosoever shall operate or attempt to operate or interfere with the said equipment. The Tenant shall provide adequate lighting within the interior of the Premises and shall not block, darken, tint or obstruct any of the windows, doors, glass windows or lights of the Premises.

5.29 **Restriction against installation of electrical points**

The Tenant shall not install or extend any electrical sockets, plugs or electrical power points or electrical motor or engine or appliance without the previous written consent of the Landlord, such consent shall not be unreasonably withheld. In the event the Tenant commits a breach of this covenant and as a result of which the Landlord suffers any loss or damage, the Tenant will forthwith indemnify the Landlord against all such loss and damage.

5.30 **Soliciting of Business in Common Areas or parking areas**

The Tenant shall not under any guise or pretext whatsoever, conduct or solicit for or permit any person to conduct or solicit for its business or set up stalls or kiosk or distribute or display or cause to be distributed or displayed any pamphlets or other advertising materials whatsoever on any part of the Common Areas or parking areas of the Building without the prior written approval of the Landlord first had and obtained subject to such rental, terms and conditions as shall be imposed and implemented by the Landlord to the Tenant.

5.31 **Changes in Constitution of the Tenant**

5.31.1 The Tenant acknowledges that this Tenancy hereby granted is to the Tenant as it is presently constituted by its existing shareholders.

5.31.2 The Tenant agrees and covenants that any of the following matters shall require the prior written approval of the Landlord :-

(a) any change in the existing shareholding structure of the Tenant including without limitation the sale, transfer or assignment of the beneficial interest in shares whether for consideration of otherwise; or

(b) any change of shareholders of the Tenant; or

(c) any change in the control of the Tenant or voting rights of the existing shareholders and for the purposes of this sub-clause, 'control' shall mean the power to appoint or cause to be appointed a majority of the directors of the Tenant or the power to make or cause to be made, decisions in respect of the business or administration of the Tenant and to give effect to such decisions or cause them to be given effect to.

5.31.3 The Tenant shall promptly notify the Landlord in writing of any change as stipulated in Clause 5.31.2 and unless the Landlord shall have given its prior consent to such change, the Landlord may terminate this Agreement within the time frame as shall be stipulated by the Landlord.

5.31.4 The Tenant shall make available to the Landlord or its authorised representatives all corporate books or records of the Tenant for inspection at all reasonable times, to ascertain where possible whether there was a change of control of the Tenant as stipulated in Clause 5.31.2 and whether the Tenant has complied with the terms and conditions of this Agreement and the rules and regulations and annexed hereto.

6. THE LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows :-

6.1 **Quit Rent and Assessment**

To pay all quit rent, assessment and other outgoings of capital nature due in respect of or pertaining to the Premises save where the same is increased due to the nature of the Tenant's business or use of the Premises in which case, the rate of increase (if any) shall be borne by the Tenant.

6.2 **To repair**

To maintain and keep the main structure, external walls and roof of the Premises in good tenantable repair and condition throughout the Term hereby created.

6.3 **Refund of Deposits**

To refund the Deposits or its remainder without interest upon the expiry or sooner determination of this Tenancy less such sum or sums as may be due to the Landlord including but not limited to the settlement of all utilities bills or evidence thereof and subject to the rights of the Landlord as hereinbefore provided and in particular as provided under Clause 5.2.2.

7. **INSURANCE**

7.1 **Warranty of re-convictions**

The Tenant warrants that prior to the execution of this Tenancy it has disclosed to the Landlord in writing any conviction judgement or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) or of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue the insurance of any of the Insured Risks.

7.2 **Landlord to insure**

The Landlord covenants with the Tenant to insure the Premises against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises.

7.3 **Suspension of Rent**

7.3.1 If and whenever during the Term :-

a. the Premises or any part of them are damaged or destroyed by any of the Insured Risks so that the Premises or any part of them are unfit for occupation or use; and

b. payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control; the provision of Clause 7.3.2 shall have effect.

7.3.2 When the circumstances contemplated in clause 7.3.1 arise, the Rent or a fair proportion of the Rent according to the nature and the extent of the damage sustained shall forthwith cease to be payable until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use or until the expiration of four (4) months from the destruction or damage whichever period is the shorter.

7.3.3 If upon the expiry of four (4) months commencing on the date of damage or destruction, the Premises have not been rebuilt or reinstated so as to be fit for the Tenant's occupation and use, this Tenancy will absolutely cease but without prejudice to any obligations to be performed by both parties and without prejudice to any rights or remedies that may have accrued to either party against the other.

7.4 **Tenant's insurance covenants**

The Tenant covenants with the Landlord :-

7.4.1 to insure or cause to be insured all the Tenant's goods, merchandise, equipment, machineries, fixtures, fittings, furniture whatsoever situated in the Premises or the Building against loss or damage by fire and such other comprehensive risks to the satisfaction of the Landlord prior to the commencement of any Renovations to the Premises SUBJECT ALWAYS to Clause 5.6 of this Tenancy.

7.4.2 not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable.

7.4.3 to immediately notify the Landlord upon the happening of any event that may affect any policy of insurance relating to the Premises or upon the happening of any event against which the Landlord may have insured under this Tenancy.

7.4.4 not to store or bring into the Premises any article substance or liquid of specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the reasonable requirements of the Landlord as to the fire precautions relating to the Premises.

7.4.5 to effect and keep effected in respect of the Premises an all risk public liability insurance for such an amount as is adequate and proper against any claims for loss or damage arising out of any injuries or death caused to any person or persons and or damage to their effects in the Premises or any part thereof to the satisfaction of the Landlord prior to the commencements of any Renovations to the Premises SUBJECT ALWAYS to Clause 5.6 of this Tenancy.

7.4.6 to keep the Premises supplied with such fire fighting equipment as the insurers, the fire authority or the Landlord or the Property Manager may require and to maintain such equipment in efficient working order.

7.4.7 not to obstruct or impede access to any fire fighting equipment or the means of escape from the Premises nor lock any fire door while the Premises is occupied.

8. PROVISOS

8.1 Forfeiture

If and whenever during the Term:-

8.1.1 the Tenant shall default in the observance or the performance of any of the covenants herein contained (save for failure to pay Rent within the stipulated time); or being an individual, the Tenant becomes a bankrupt; or being a company, the Tenant enters into liquidation whether compulsory or voluntary (but not if the liquidation is for the amalgamation or reconstruction of a solvent company) or has a receiver appointed; or the Tenant enters into an arrangement for the benefit of its creditors; or the Tenant has any distress or execution levied on its goods; or if the Tenant shall deviate in the Landlord's reasonable opinion from the permitted use of the Premises without the Landlord's prior written approval/consent or the Tenant shall do or suffer anything to be done on the Premises which are not permitted; it shall be lawful for the Landlord at any time thereafter to serve a forfeiture notice upon the Tenant pursuant to Section 235 of the National Land Code 1965 and it is hereby mutually agreed that a reasonable time in which to remedy the breach (which is the subject matter of the said forfeiture notice) shall be fourteen (14) days and on the expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied;

OR

8.1.2 the Rent (or any of it or any part of it) under this Tenancy is outstanding for seven (7) days and/or more after the 7th day of each and every consecutive month during the Term, whether formally demanded or not; the Landlord shall be entitled to forfeit the Security Deposit and all monies paid by the Tenant hereunder and in addition thereto, the Tenant shall forthwith pay to the Landlord a sum equivalent to the remainder of the Rent for the whole of the unexpired period of the Term granted herein and exercise its rights of re-entry (without any notice being given to the Tenant) whereupon the Term shall absolutely determine but without prejudice to any rights or remedies which may have accrued to the

Landlord against the Tenant in respect of any breach of covenant or other terms of this Tenancy.

In the event of re-entry by the Landlord or other legal action taken by the Landlord to enforce the terms herein contained towards the recovery of the arrears of Rent or any other payments payable herein, the Tenant shall pay all legal costs incurred by the Landlord by reason thereof on a solicitor and client basis.

8.2 **Entire understanding**

This Tenancy supersedes all previous arrangement/ agreements by the parties hereto and embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by any of the provisions of this Tenancy. It is hereby expressly declared that no variations shall be effective unless agreed to by the parties hereto in writing.

8.3 **Representations**

The Tenant acknowledges that this Tenancy has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Tenancy.

8.4 **Knowledge or Acquiescence**

Knowledge or acquiescence by either party hereto of or in any breach of any of the conditions or covenants herein contained shall not operate as or be deemed to be waiver of such conditions or covenants or any of them and notwithstanding such knowledge or acquiescence each party hereto shall be entitled to exercise his respective rights under this Tenancy and to require strict performance by the other of the terms and conditions herein.

8.5 **Time**

Time wherever mentioned shall be of the essence of this Tenancy.

8.6 **Sale, Disposal, Transfer**

Provided that any sale, transfer, disposal or assignment of the Premises shall be subject to this Tenancy the Landlord shall at its discretion be at liberty to sell, transfer, dispose off or assign the Premises, whether in whole or in part, to any party or parties during the Term of the Tenancy hereby created.

8.7 **Changes to Plans**

The Landlord shall have the right to make such changes to or deviations from the said plans and/or to façade the Building as shall be required by any Appropriate Authority or as shall in the opinion of the Landlord's constitution be deemed expedient or necessary.

8.8 **Change of Name**

The Landlord shall have the absolute right to vary, amend and/or modify the name of the Building without giving any reason or notice to the Tenant and the Tenant shall agree to and accept the name so varied, amended and /or modified without any objection whatsoever.

9. MANAGEMENT AND OPERATION OF THE BUILDING

9.1 The Landlord will maintain and keep in repair the Common Areas during the Term herein inclusive particularly the exterior wall [other than the Premises fronts] and all parking spaces roads pavements gardens water drainage lighting [save for the lighting as specifically stated here to be the responsibility of the Tenant] and other common facilities and services to the Building PROVIDED THAT the manner in which such common areas and facilities shall be maintained and the expenditure thereon shall be at the absolute discretion of the Landlord.

9.2 The Landlord shall have the right from time to time to improve, extend, vary or reduce the Building and/or the Common Areas and/or any manner whatsoever alter or deal with the Building and/or the Common Areas or any part thereof. The Landlord shall not be held liable for any loss or damage suffered by the Tenant caused by or arising out of repairs, improvements, extensions, variation or reduction works carried out by the Landlord in respect of the Building and/or the Common Areas or any part thereof.

9.3 The Landlord may at its discretion restrict access to part or parts of the car parks and may close of part or parts of the entrances or exits thereto and any driveways therein an may also restrict access to part or parts of the Common Areas or close temporarily or permanently part of parts of the Building or the Common Areas.

9.4 The obligations of the Landlord contained in this Agreement shall be subject to the express condition that whenever the Landlord is required to perform or do any act or thing then is such instance performance of such act of thing shall not be required if it is rendered reasonably or practically impossible by reason of any riot, civil commotion, strike, lock-out, act of God, the public enemy, priority allocation, rationing or regulation or prohibition of the use of any material, fuel, hours of work or award or by reason of any matter or thing beyond the control of the Landlord. In particular and without prejudice to the generality of the foregoing and notwithstanding anything to the contrary herein contained, the Landlord, its agents, servants, employees and contractors shall not be held liable or be in any way responsible to the Tenant or to any of the Tenant's employees, contractors, agents, servants, visitors, invitees or licensees or to any other person nor shall the Tenant have any claim against the Landlord in respect of :-

9.4.1 any injury, loss or damage which may be suffered by any person or sustained to any property whether belonging to the Tenant or to others or whether entrusted to the Landlord's officers, servants, employees or agents in the Building howsoever occurring; or

9.4.2 any consequential loss resulting from short circuit of electrical wiring, fire, explosion, falling plaster, steam, gas, electricity, water, rain, overflow of water or leaks from any rain plumbing or other pipe or from the sewerage system or from the piping, wiring and sprinkler system in the Building or from any part of the Building, the Land, the roof, street, sub-surface or any other place, or by dampness from the Building or the Premises or any appurtenances being out of repair or any other loss, injury or damage howsoever caused in the Premises or the Building of the Land or due to any event of Force Majeure; or

9.4.3 any injury, loss or damage caused by any construction or other building operations in the neighbourhood;

9.4.4 any injury, loss or damage caused by other tenants or persons in the Building or the Land; or

9.4.5 any injury, loss or damage caused by damage to the Premises or the Building or any part thereof howsoever caused;

9.4.6 any delay in supplying or for failure or supply or for any limitation, curtailment, rationing, restriction or interruption of service of any water, sewerage, gas, electricity, telephone,

telecommunication, air conditioning or other utility serving the Premises and/or the Building or for interruption of use or service of any equipment in connection with the supplying of any of the aforesaid services or any consequences thereof or for any interruption of the use of any facilities, services or equipment within the Building and/or the Premises (including but not limited to the entrances, landings, lifts, escalators, lobbies, corridors, passage, stairways, water closets and any other services which may be provided by the Landlord from time to time for tenants and occupiers of and visitors of the Building) by reason of the making of any repairs or maintenance of any installations or apparatus or damage thereto or destruction thereof or howsoever caused by fire, water, riot, act of God, any other event of Force Majeure, the making of any improvements to such services, facilities or equipment, other cause beyond the Landlord's control or by reason of mechanical or other defect or breakdown or other inclement conditions, or shortage of manpower, fuel, materials, electricity or water or by reason of any act, omission, default, misconduct or negligence of any servant, employee, agent or contractor of the Landlord in or about the performance of any duty relating to the provisions of the said service, facility, equipment or any of them; or

9.4.7 any representations, promises of warranties with respect to the Premises, its appurtenances and/or the Building save and except for such representations, promises or warranties as may be contained herein; or

9.4.8 any act, omission or negligence of the Landlord, its officers, servants, employees or agents howsoever caused in or about the performance or purported performance of any duty relating to the provision of services or obligations or any of them; or

9.4.9 any diminution or obstruction of the light, air or view by any structure which may be erected on the lands within or adjacent to the Building.

9.5 Save that the Premises are let as a commercial space for use as specifically stated under Item 1.9 herein above, the Landlord does not expressly or impliedly warrant that the Premises shall, during the Term, remain suitable or adequate for all or any other use of the Premises by the Tenant, notwithstanding that the Landlord may have consented to the same and all warranties, if any, as to the suitability or adequateness of the Premises implied by law are hereby expressly disclaimed.

9.6 The car-parks and Common Areas shall at all times be and remain the property of and in the possession of the Landlord. The Landlord shall have the discretion on the use of the car-parks and the Common Areas and any income derived there form shall be due to the Landlord.

9.7 The Landlord may at any time and in any manner levy whatever charges or fees as the Landlord deems fit with respect to the usage by the Tenant of the car-parks, public toilets/water-closets and any other part or parts of the Common Areas.

9.8 All Common Areas are subject at all times to the exclusive control and management of the Landlord. The Landlord may at its sole discretion and at any time establish, vary and enforce reasonable rules and regulations about the Common Areas and the Tenant agrees to comply with the said rules and regulations.

9.9 The Landlord shall be entitled to appoint a building manager to control, manage, administer and upkeep the Building.

10. <u>EXHIBITION, DISPLAYS AND FUNCTION ON COMMON AREAS</u>

10.1 Notwithstanding anything to the contrary herein this Agreement contained, it is hereby further agreed, confirmed and declared by the parties hereto that the Landlord shall have the absolute right at any time and from time to time hereafter without notice to or the occurrence of the Tenant :-

10.1.1 to erect and remove or permit any person, firm, company or organisation to effect or remove any booths, kiosks or other structures whatsoever on any part of the Common Areas as the Landlord may think fit for the purposes of carrying on any trade or business and any rents fees or other payments payable or derived there from shall belong to the Landlord absolutely; and

10.1.2 hold or permit to be held either alone or jointly with any person, company, firm or organisation any exhibitions, display of merchandise, parades, demonstrations or other functions whatsoever on any part of the Common Areas and upon such terms and conditions as the Landlord may think fit and any rental, proceeds or profits derived there form shall be for the absolute benefit of the Landlord.

11. RELOCATION OF PREMISES

11.1 If at any time during the continuance of this Tenancy Agreement, changes to the air-conditioning plant and/or the mechanical and electrical services to and or the design and/or main structure of the Premises and/or the Building and/or the pipes, wires, cables or other apparatus constructed installed or laid in or under the Premises and/or the Building and/or the trade grouping of the tenants and occupiers of the Building shall, in the opinion of the Landlord, be further required and, in the opinion of the Landlord the further use of the Premises by the Tenant is not practicable or expedient or a reconfiguration of the Premises which may include a reduction in the size of the Premises is required by reason of the aforesaid changes, then and in any such case, the Landlord shall serve a 'Relocation Notice' of such change(s) upon the Tenant. The Relocation Notice shall specify the location and floor area of the alternate premises or the details of the reconfiguration, as the case may be, and shall provide the particulars of the rent and other charges payable at the relevant rate per square foot of the net rentable floor area.

11.2 In the event the Tenant accepts the alternative premises as relocated or the reconfiguration as the case may be, the Landlord shall let such alternative or reconfigured premises to the Tenant subject in all respects to the same terms and conditions as are contained in this existing Tenancy Agreement save for the provisions of Rent, service charge and any other charges and deposits to be calculated based on the new rentable floor area of the alternative or reconfigured premises.

11.3 In the event the Tenant rejects or fails to accept the alternative or reconfigured premises within three (3) months from the date of the Relocation Notice, this Tenancy shall be deemed surrendered to the Landlord and the Landlord to have accepted the surrender of the Tenancy and the Landlord shall refund to the Tenant free of interest the Deposits less such sums or sums as may then be due to the Landlord under this Tenancy. The Tenant shall not have any claims whatsoever against the Landlord in respect thereof.

12. EASEMENTS

12.1 The Landlord hereby grants to the Tenant and its agents, servants, customers and others authorised by the Tenant in common with the Landlord and all others whom the Landlord has granted or may hereafter grant the right to use the Common Areas for all proper purposes in connection with the use and enjoyment of the Premises excepting and reserving nevertheless to the Landlord and the tenants and other occupiers of other portions of the Building of which the Premises form part and all other persons entitled thereto :-

12.1.1 the free and uninterrupted right to use the pipes for water and drainage and cable for electricity and telephone in, through or under the Premises;

12.1.2 the right to ingress to and from all other portions of the Building over and along all usual entrances and passage ways leading thereto from and over any part of the Premises;

12.1.3 the right of free and uninterrupted passage and running of water and soil in and through the sewers, drains, pipes and channels made or to be made upon, through or under the Premises and the use of gas, electric, telecommunication and other pipes, wires, cables and flues upon, through or under the same;

12.1.4 all rights of light, air and other easements and rights now or hereafter belonging to or enjoyed by the Premises from or over any adjacent or neighbouring land or building;

12.1.5 the right at any time during the Term upon the occurrence of any event, which the Landlord shall in its sole and absolute discretion deem as an emergency, to break and enter the Premises;

12.1.6 the right to erect scaffolding for any purpose connected with or related to the Building or the purpose of repairing or cleaning the Building notwithstanding that such scaffolding may temporarily restrict the access to or use and enjoyment of the Premises;

12.1.7 the right at any time without the same constituting an actual or constructing eviction of the Tenant therefore to construct, maintain and operate lighting facilities and landscaping facilities, to change the arrangement, character, use and/or location of entrances, passageways, doors, doorways, partitions, corridors, landings, staircases, lobbies, lifts, escalators, toilets, landscaping or the Common Areas or any services or apparatus serving the Building, construct building or improvements on the Common Areas, increase or decrease the size of the Common Area, change the direction and means of access to them in any way or manner which the Landlord may choose, alter the floor plans of the Building leading to changes in flow pattern, enlarging, varying or reducing the size of the premises in the Building and to change the name, number or designation by which the Building is known; and

12.1.8 the full right and liberty to build or rebuild or alter any structures within or adjoin the Building or any adjacent or neighbouring land or building in any manner whatsoever or to carry out any rectification, improvement, development or other works within, adjoining or on any adjacent or neighbouring land and to let the same for any purpose or otherwise deal therewith notwithstanding the same may obstruct, affect or interfere with the amenity of or access to the Premises or the passage of the light or air to the Premises is in any such case thereby diminished or any other liberty, easement, right or advantage belonging to the Tenant is thereby diminished or prejudicially affected.

13. **<u>GUARANTEE</u>**

13.1 In the following guarantee provisions, a reference to rent (whether or not it is a reference to rent due or payable under this Tenancy Agreement) includes:

(a) the Gross Rent as referred to in item 1.3 herein; and

(b) any other monies due and payable pursuant to this Agreement; and

(c) damages, under, resulting from, relating to or arising from or, in the case of damages, arising from the breach of or from failure to perform or comply with a term or condition or agreement contained in this Tenancy Agreement.

13.2 Where the Guarantor comprises more than one person:

(a) each is liable even if the others do not execute the guarantee;
(b) each becomes liable as soon as he or she executes the guarantee; and

(c) the liability of those that execute the guarantee will be joint and several.

13.3 In consideration of the Landlord entering into this Tenancy Agreement at the request of the Guarantor, the Guarantor hereto hereby: -

(a) guarantees to the Landlord that the Tenant will duly and punctually pay the rent and all and any other moneys payable under this Tenancy Agreement;

(b) guarantees to the Landlord that the Tenant will duly and punctually observe and perform its obligations as stipulated in this Tenancy Agreement; and

(c) undertakes to the Landlord that with the Tenant, he or she will be jointly and severally liable to the Landlord for the payment of rent and other moneys and the due and punctual observance and performance of the Tenant's obligations.

13.4 The Guarantor's liability shall not be not be discharged, reduced or in any way diminished by: -

(a) the Landlord's granting any time, concession or indulgence to the Tenant;

(b) the Landlord's entering into any composition or scheme of arrangement with the Tenant;

(c) the Landlord's waiving of any breach or default by the Tenant;

(d) the Landlord's failure to enforce the terms of this Tenancy Agreement against the Tenant;

(e) the disclaimer of the Tenancy on the insolvency of the Tenant;

(f) any administration, insolvency, bankruptcy, liquidation, incapacity, limitation, disability, discharge by operation of any legal or administrative process and or any change in the constitution, name, style of the Guarantors, the Tenant and or any other person;

(g) that the Tenant shall have surrendered part of the Premises in which event the liability of the Guarantor under this Tenancy Agreement shall continue in respect of the part of the Premises not surrendered;

(h) the resignation of the Guarantor as a director of the Tenant company;

(i) any payment by the Tenant which is avoided or set aside under any statute relating to insolvency or under any other statute;

(j) the fact that another Guarantor may be substituted under this Tenancy Agreement or that the execution of this Agreement by another guarantor is void or voidable;

(k) an extension, renewal or holding over of the Tenancy Term or other continued occupation of the Premises by the Tenant;

(l) an assignment or sub-lease in respect of the Premises, if any; or

(m) any other act or thing by which but for this provision the Guarantor would have been released.

13.5 If any of the terms of this Tenancy Agreement are not enforceable against the Tenant for any reason whatsoever, the Guarantor will indemnify the Landlord against any loss

it may suffer as a result thereof. That loss will include all moneys which would have been payable by the Tenant had the Tenancy Agreement been fully enforceable against the Tenant.

13.6 The guarantee and indemnity: -

(a) shall apply to any holding over by the Tenant; and

(b) shall apply to the Extended Term if renewed in accordance with this Agreement.

13.7 The Guarantor hereby acknowledges and takes cognisance of the all the provisions of Clause 13 herein, and do hereby expressly agree to be bound by the same to secure due performance and observance of the terms and conditions of this Tenancy Agreement by the Tenant. The Guarantor hereby acknowledges and agrees that all the provisions of Clause 13 herein are and shall be a continuing security and shall be in full force and effect for the whole of the duration of the Tenancy Agreement and the renewal of the same.

13.8 For the consideration aforesaid and as a separate and independent stipulation the Guarantor hereby irrevocably, unconditionally jointly and severally undertake to fully indemnify and keep the Landlord fully indemnified against all losses, damages, liabilities, claims, costs and expenses whatsoever which the Landlord, including but not limited to legal costs on a full indemnity basis and all other costs and disbursements incurred for or in connection with demanding and enforcing payment of all moneys guaranteed hereunder or otherwise howsoever in enforcing this guarantee and indemnity and of any of the covenants, agreements, undertakings, stipulations, terms, conditions or provisions of Clause 13 hereof.

14. FINANCING AND/OR OTHER INTERESTS

14.1 The Tenant acknowledges that the Landlord has or intends to finance the acquisition, maintenance and construction of the Building by any method that the Landlord in its sole and absolute discretion deems fit, including but not limited to: -

14.1.1 creating a charge over the Land in favour of the lender as security; and/or

14.1.2 assigning the Landlord's right under this Agreement; and/or

14.1.3 adopting such other suitable methods of raising finance as the Landlord in its sole and absolute discretion sees fit.

14.2 The Tenant shall co-operate in good faith with the Landlord and execute such documents and take such action a may be reasonably required to give dull effect to the provisions of Clause 14.1.

14.3 If anyone other than the Landlord becomes entitled to receive the Rent and service charge, either by operation of law or otherwise, that person will have the benefit of all covenants and agreements to be performed on the part of the Tenant under this Agreement.

14.4 The Tenant, at the cost of the Landlord, will enter into whatever reasonable covenants the Landlord requires with that other person to give effect to Clause 14.3,

15. HOUSE RULES OF THE BUILDING

15.1 The Landlord shall have the absolute right at any time and from time to time to delete, vary, amend or add to the terms and conditions as stated therein the House Rules as annexed hereto under

Annexure B respectively or any part thereof and a notice with the signature of the Landlord or its authorised signatory notifying any such deletion, variation, amendments or addition shall until further notice be conclusive evidence that such rules and regulations as deleted, varied, amended or added are for the time being in force and deemed made pursuant to the terms hereof.

16. **RIGHT, LIBERTY OR POWER OF LANDLORD**

16.1 In any case where pursuant to this Tenancy Agreement any rule or regulations made hereunder the doing or executing of any act, matter or thing by the Tenant is dependent upon the consent or the approval of the Landlord, such consent or approval may be given or withheld by the Landlord in its absolute discretion without assigning any reasons thereto unless otherwise provided herein.

16.2 Any right, liberty or power which may be exercised or any determination which may be made hereunder by the Landlord may be exercised in the Landlord's absolute discretion without any obligation on the part of the Landlord to give any reasons therefore and shall be binding upon the Tenant.

17. **OBLIGATIONS**

The obligations of the Landlord contained in this Tenancy shall be subject to the express condition that whenever the Landlord is required to perform or do any act of thing, then in such instance performance of such act or thing shall not be required if it is rendered reasonably or practically impossible by reason of any riot, civil commotion, strike, lockout, Act of God, or the regulation or prohibition of the use of any material, fuel, hours of work or award or by reason of any matter or think beyond the control of the Landlord.

18. **NOTICE**

Any notice or request with reference to these presents shall be in writing and shall be deemed to have been sufficiently served or given for all purposes herein on the respective parties hereto if left by hand or sent by facsimile or prepaid registered post to the party to whom it is addressed at their respective addresses above stated or to such address as one party may notify to the other in writing or to their respective solicitors or agents duly authorised and shall be deemed to have been served in the case of a notice or request by facsimile, upon successful transmission or in the case of prepaid registered post, within three (3) days from the date of posting.

19. **RENEWAL**

If the Tenant wishes to take a further tenancy of the Premises upon the expiry of the Term the Tenant shall give to the Landlord not less than six (6) month's notice in writing of its intention before the expiration of the Term, then provided the Tenant shall on the expiry of Term have paid the rents reserved together with any increase in Rent, Deposits and performed and observed the covenants contained in the Tenancy, the Landlord may at the cost of the Tenant grant to the Tenant a further tenancy of the Premises for a term stated in Item 1.11 above commencing on the day following the last day of the Term at the rent stated in Item 1.12 above but otherwise subject to the same terms of this Tenancy save and except this clause for renewal.

20. **VARIATION**

No variation of this Agreement shall be valid or effective unless it was made by one or more instruments or documents in writing signed by each of the parties hereto.

21. **TENANT'S PROPERTY**

21.1 If after the Tenant has vacated the Premises on the expiry or sooner determination of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within seven (7) days after being requested in writing by the Landlord to do so or if after using its best endeavors the Landlord is unable to make such a request to the Tenant within seven (7) days from the first attempt so made by the Landlord:-

20.1.1 the Landlord may as the agent of the Tenant sell the property and deal with such property as the Landlord may in their absolute discretion deems fit and proper and the Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant;

20.1.2 the Landlord shall be entitled to retain such proceeds of sale absolutely; and

20.1.3 the Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises.

22. **TENANT'S COSTS**

22.1 The Tenant shall bear all costs fees [including the Landlord's solicitor fees] charges disbursement and expenses properly and reasonably incurred in relation to or incidental to the preparation and stamping of this Tenancy and in connection with any surrender or other termination thereof otherwise than by affluxion of time.

22.2 The Tenant hereby agrees that in the event the Tenant shall exercise its option to renew the Tenancy pursuant to Clause 19 herein, the Tenant shall pay the costs and expenses incidental to the renewed term and further renewed terms (if any) including the Landlord's solicitors fees, charges and disbursements.

23. **APPLICABLE LAWS**

This Tenancy shall be governed by and construed in all respects in accordance with the laws of Malaysia.

24. **SUCCESSORS BOUND**

This Tenancy shall be binding on the successors in title and assigns of the Landlord and the successors in title and permitted assigns of the Tenant.

25 **NO MONOPOLY**

Nothing herein contained shall be construed as implying that the Tenant shall have or may expect a monopoly in its class of business in the Building or any part thereof, of tenants carrying on the same class of business in the Building or any part thereof.

26. SPECIAL TERMS

Notwithstanding any provision to the contrary, herein, this Agreement shall also be subjected to the special terms and conditions contained in the Annexures attached hereto. In the event of any conflict between the terms and conditions of this Agreement and the Annexures annexed hereto, it is expressly agreed by the parties herewith that the terms and conditions as set forth in the Annexures shall prevail for purposes of interpretation and enforcement.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands and/or seal(s) to this Agreement.

Signed by)
for and on behalf of the Landlord)
CANGGIH PESAKA SDN. BHD.)
(200401010592 [649095-V]))

in the presence of:-

Witness Signature : ....
Name : Lee Heng Kpong
NRIC no. : [redacted].

....
Authorised Signatory and company stamp
Name : **WONG CHUN MENG**
Designation : **DIRECTOR**
NRIC no. : [redacted]

CANGGIH PESAKA 20040101...

Signed by)
for and on behalf of the Tenant)
AGAPE SUPERIOR LIVING SDN BHD)
(200301021968 [624388-V]))

in the presence of:-

Witness Signature : ....
Name : Ong Chuey Huah
NRIC . : [redacted]

....
Authorised Signatory and company stamp
Name :
Designation :
NRIC no. :

DATO' SRI DR. HOW KOK CHOONG
S.S.A.P, D.I.M.P, J.P.
Director
[redacted]

Signed by the Guarantor)
)
in the presence of:-)
)

Witness Signature : ....
Name : Ong Chuey Huah
NRIC/Passport no. : [redacted]

....
Name : **DATO' SRI HOW KOK CHOONG**
NRIC no. : [redacted]

ANNEXURE A
(which is to be taken read and construed as an essential part of this Tenancy)

Floor Plan to the Premises


Tower 2 Level 16
A.H.U
A.H.U
Lot 1605 & 1606
5952sq ft
F/T
M/T
A.H.U
A.H.U

ANNEXURE B
(which is to be taken read and construed as an essential part of this Tenancy)

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01D8AA5B2XW012
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	11/07/2023
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
CANGGIH PESAKA SDN BHD, (649095-V, 200401010592)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
AGAPE SUPERIOR LIVING SDN BHD, (624388-V, 200301021968)

Butiran Harta / Suratcara *Property / Instrument Description*
LOT 1605-1606, 16TH FLOOR TOWER 2, FABER TOWERS JALAN DESA BAHAGIA TAMAN DESA, KUALA LUMPUR, 58100, WILAYAH PERSEKUTUAN KUALA LUMPUR

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	W0127A230684972
Tarikh Penyeteman *Date of Stamping*	13/07/2023
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 1,686.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 1,686.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37;

LEMBAGA HASIL DALAM NEGERI

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***13/07/2023 03:55:29***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01D8AA5B2XW012 (SALINAN 1/2)
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	11/07/2023
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
CANGGIH PESAKA SDN BHD, (649095-V, 200401010592)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
AGAPE SUPERIOR LIVING SDN BHD, (624388-V, 200301021968)

Butiran Harta / Suratcara *Property / Instrument Description*
LOT 1605-1606, 16TH FLOOR TOWER 2, FABER TOWERS JALAN DESA BAHAGIA TAMAN DESA, KUALA LUMPUR, 58100, WILAYAH PERSEKUTUAN KUALA LUMPUR

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	W0127A230684974
Tarikh Penyeteman *Date of Stamping*	13/07/2023
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 10.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 10.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 12

LEMBAGA HASIL DALAM NEGERI

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date : **13/07/2023 03:55:29***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM
STAMP CERTIFICATE

ASAL

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01D8AA5B2XW012 (SALINAN 2/2)
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	11/07/2023
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
CANGGIH PESAKA SDN BHD, (649095-V, 200401010592)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
AGAPE SUPERIOR LIVING SDN BHD, (624388-V, 200301021968)

Butiran Harta / Suratcara *Property / Instrument Description*
LOT 1605-1606, 16TH FLOOR TOWER 2, FABER TOWERS JALAN DESA BAHAGIA TAMAN DESA, KUALA LUMPUR, 58100, WILAYAH PERSEKUTUAN KUALA LUMPUR

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	W0127A230684973
Tarikh Penyeteman *Date of Stamping*	13/07/2023
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 10.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 10.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 12

LEMBAGA HASIL DALAM NEGERI

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***13/07/2023 03:55:29***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---